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                                                                     Exhibit 4.5
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                              PROGRESS ENERGY, INC.
                                  NONQUALIFIED
                               STOCK OPTION AWARD
                                    Under The
                PROGRESS ENERGY, INC. 1997 EQUITY INCENTIVE PLAN

     You have been granted the following Option to purchase shares of common stock of Progress Energy, Inc. (the "Shares"), subject to the conditions in the
                                     ------
attached Stock Option Agreement (the "Agreement") as authorized by the
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Organization and Compensation Committee (the "Committee") of the Board of
                                              ---------
Directors of Progress Energy, Inc.:

Name of Optionee:                           ____________________________________

Social Security Number:                     ____________________________________

Total Number of Shares Subject to Option:   ____________________________________

Type of Option:                               Nonqualified Stock Option
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Exercise Price Per Share:                   ____________________________________

Date of Grant:                              ____________________________________

Vesting Commencement Date:                  ____________________________________

Date Exercisable: This Option becomes vested and exercisable ("Vested") with respect to the first one-third (1/3) of the Option Shares when the Optionee completes twelve (12) months of Continuous Service (as defined in the Agreement) after the Vesting Commencement Date. This Option becomes Vested with respect to an additional one-third (1/3) of the Option Shares when the Optionee completes twenty-four (24) months of Continuous Service after the Vesting Commencement Date and will become fully Vested following completion of thirty-six (36) months of Continuous Service after the Vesting Commencement Date.

Expiration Date:                            ____________________________________


                                            PROGRESS ENERGY, INC.

                                            By: ________________________________
                                                 Name:
                                                 Title:

     By your signature below, you accept this Option and acknowledge and agree that this Option is granted under and governed by the terms and conditions of the Progress Energy, Inc. 1997 Equity Incentive Plan and the Stock Option Agreement, Reference Number __________, both of which are attached to and made a part of this document.

OPTIONEE:

____________________________________
Signature
Print Name: